Exhibit 4.1
EXECUTION COPY
6.05% Senior Notes due 2018
NORTHWEST PIPELINE GP
AND
THE BANK OF NEW YORK TRUST COMPANY, N.A.
Trustee

INDENTURE
Dated as of May 22, 2008

Reconciliation and tie between
Trust Indenture Act of 1939, as amended,
and the Indenture

Trust Indenture Act Section	Indenture Section
(§)310(a)(1)	608
(a)(2)	608
(b)	609
(§)312(a)	701
(b)	702
(c)	702
(§)313(a)	703
(b)(2)	703
(c)	703
(d)	703
(§)314(a)	704
(c)(1)	102
(c)(2)	102
(e)	102
(f)	102
(§)316(a) (last sentence)	101
(a)(1)(A)	502, 512
(a)(1)(B)	513
(b)	508
(§)317(a)(1)	503
(a)(2)	504
(b)	1003
(§)318(a)	108
Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

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EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

     INDENTURE (the “Indenture”), dated as of May 22, 2008, between NORTHWEST PIPELINE GP, a general partnership existing under the laws of the State of Delaware (the “Company”), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, duly organized and validly existing under the laws of the United States, as trustee (the “Trustee”).
     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its 6.05% Senior Notes due 2018 (the “Notes”) and the Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the Notes.
     All things necessary to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes as follows:
ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
Section 101 Definitions; Rules of Construction.
     Except as otherwise expressly provided in or pursuant to this Indenture or unless the context otherwise requires, for all purposes of this Indenture:
     (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;
     (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the terms “generally accepted accounting principles” or “GAAP” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;
     (4) the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and
     (5) the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”).

     (6) provisions apply to successive events and transactions;
     (7) any reference to gender includes the masculine, feminine and the neuter, as the case may be;
     (8) references to agreements and other instruments include subsequent amendments thereto and restatements thereof;
     (9) “including” means “including without limitation”;
     (10) all exhibits are incorporated by reference herein and expressly made a part of this Indenture; and
     (11) all references to articles, sections and exhibits (and subparts thereof) are to this Indenture.
     Certain terms used principally in certain Articles hereof are defined in those Articles.
     “144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
     “Act” when used with respect to any Holders, has the meaning specified in Section 104.
     “Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.
     “Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 303, as part of the same series as the Initial Notes.
     “Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.
     “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange at the relevant time.

     “Attributable Debt” means, with respect to any Sale and Leaseback Transaction as of any particular time, the present value discounted at the rate of interest implicit in the terms of the lease of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the Company’s option, be extended).
     “Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 612 to act on behalf of the Trustee to authenticate the Notes.
     “Authorized Newspaper” means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are Legal Holidays in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any day that is a Business Day in the place of publication. If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.
     “Board of Directors” means:
     (1) with respect to a corporation, the board of directors of the corporation or any authorized committee thereof;
     (2) with respect to a limited liability company, the managing member or managing members of such limited liability company or any authorized committee thereof;
     (3) with respect to a partnership, any authorized committee thereof or the board of directors of the general partner of the partnership; and
     (4) with respect to any other Person, the board or committee of such Person serving a similar function.
     “Board Resolution” means a copy of one or more resolutions (which may be standing resolutions), certified by the Secretary, an Assistant Secretary, or other officer of the Company to have been duly adopted by the Management Committee of the Company and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.
     “Business Day,” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another Place of Payment are authorized or required by law, regulation or executive order to close.
     “Capital Stock”’ means:

     (1) in the case of a corporation, corporate stock;
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Clearstream” means Clearstream Banking, S.A.
     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or any successor agency.
     “Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
     “Company Request” and “Company Order” mean, respectively, a written request or order, as the case may be, signed in the name of the Company by a member of the Management Committee of the Company, the President, a Vice President, the Treasurer, the Assistant Treasurer, the Secretary or the Assistant Secretary or other person authorized by resolution of the Management Committee of the Company, and delivered to the Trustee.
     “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.
     “Comparable Treasury Price” means, with respect to any Redemption Date:
     (1) the average of the Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or
     (2) if the Quotation Agent obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.
     “Consolidated Net Tangible Assets” means at any date of determination, the total amount of assets of the Company and its Subsidiaries after deducting therefrom:
     (1) all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and (B) current maturities of long-term debt); and

     (2) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on the Company’s balance sheet (on a consolidated basis, if applicable) for the Company’s most recently completed fiscal quarter, prepared in accordance with GAAP.
     “Corporate Trust Office” means the office of the Trustee designated by the Trustee at which the corporate trust business of the Trustee shall at any particular time be administered, which office at the date of original execution of this Indenture is located at 601 Travis Street, 18th Floor, Houston, Texas 77002, Attention: Corporate Finance.
     “Corporation” includes corporations and limited liability companies and, except for purposes of Article Eight, associations, companies (other than limited liability companies) and business trusts.
     “Credit Agreement” means that certain Credit Agreement dated as of May 1, 2006, as amended on May 9, 2007 and as amended on November 21, 2007, among the Company, The Williams Companies, Inc., Transcontinental Gas Pipe Line Corporation, and Williams Partners L.P., as Borrowers, Citibank, N.A., as Administrative Agent, and the other lenders party thereto, including in each case any related notes, guarantees, collateral documents, instruments, and agreements executed in connection therewith, and in each case as further amended, restated, modified, renewed, refunded, replaced, or refinanced from time to time.
     “CUSIP number” means the alphanumeric designation assigned to the Notes by Standard & Poor’s Corporation, CUSIP Service Bureau.
     “Defaulted Interest” has the meaning specified in Section 307.
     “Definitive Note” means a certificated Note registered in the name of the Holder thereof (other than a Depositary or its nominee) issued under this Indenture pursuant to Section 303 and Section 305, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
     “Dollars” or “$” means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America.
     “Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.
     “Event of Default” has the meaning specified in Section 501.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto, in each case as amended from time to time.
     “Exchange Notes” means the Notes issued in the Exchange Offer pursuant to Section 305(6).

     “Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
     “Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.
     “GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.
     “Global Note Legend” means the legend set forth in Section 203(2), which is required to be placed on all Global Notes issued under this Indenture.
     “Global Notes” means a Note issued under this Indenture in global form, bearing the legend set forth in Section 203(2) and deposited with, or on behalf of, and registered in the name of, the Depositary or its nominee, substantially in the form of Exhibit A hereto, which bears the Global Note Legend and has the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
     “Government Obligations” means securities which are (i) direct obligations of the United States of America in each case where the payment or payments thereunder are supported by the full faith and credit of the United States or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depositary receipt.
     “Holder,” in the case of any Registered Note, means the Person in whose name such Note is registered in the Note Register.
     “IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.
     “Indebtedness” means, with respect to any specified Person, any obligation created or assumed by such Person, whether or not contingent, for the repayment of money borrowed from others or any guarantee thereof.
     “Indenture” means this Indenture, as amended or supplemented from time to time, pursuant to the applicable provisions hereof.

     “Independent Registered Public Accounting Firm” means a firm of accountants that, with respect to the Company and any other obligor under the Notes, is an independent registered public accounting firm within the meaning of the Securities Act, who may be the independent registered public accounting firm regularly retained by the Company or who may be another independent registered public accounting firm. Such firm shall be entitled to rely upon any Opinion of Counsel as to the interpretation of any legal matters relating to this Indenture or certificates required to be provided hereunder.
     “Indirect Participant” means an entity that, with respect to any Depositary, clears through or maintains a direct or indirect, custodial relationship with a Participant.
     “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.
     “interest,” means any interest specified in the Notes as being payable with respect to the Notes and, when used with respect to a Note which provides for the payment of Additional Interest pursuant to the Registration Rights Agreement, includes such Additional Interest.
     “Interest Payment Date,” with respect to the Notes, means the Stated Maturity of an installment of interest on such Note.
     “Initial Notes” means the first $250,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.
     “Initial Purchasers” means, with respect to the Initial Notes, Banc of America Securities LLC, Greenwich Capital Markets, Inc., BNP Paribas Securities Corp., Scotia Capital (USA) Inc., BOSC, Inc., Mizuho Securities USA Inc., Natixis Bleichroeder Inc. and TD Securities (USA) LLC, and, with respect to any Additional Notes, any purchasers of such Additional Notes from the Company pursuant to Rule 144A or Regulation S.
     “Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Company in which the Company or any of its Subsidiaries owns any Capital Stock.
     “Legal Holidays” has the meaning specified in Section 114.
     “Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.
     “Lien” means any mortgage, pledge, lien, security interest, or other similar encumbrance.
     “Management Committee” means the management committee of the Company or any other body or committee duly authorized to act for the Company generally or in any particular respect under this Indenture.
     “Maturity,” means the date on which the principal of the Notes or an installment of principal becomes due and payable as provided in or pursuant to this Indenture, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or repurchase, notice of option to elect repayment or otherwise, and includes the Redemption Date.

     “Non-U.S. Person” means a Person who is not a U.S. Person.
     “Notes Register,” “Notes Registrar” and “Registrar” have the respective meanings specified in Section 305.
     “Office” or “Agency,” means an office or agency of the Company maintained or designated in a Place of Payment for the Notes pursuant to Section 1002 or any other office or agency of the Company maintained or designated for the Notes pursuant to Section 1002 or, to the extent designated or required by Section 1002 in lieu of such office or agency, the Corporate Trust Office of the Trustee.
     “Officer’s Certificate” means a certificate signed by a member of the Management Committee, the President or a Vice President, the Treasurer, the Assistant Treasurer, the Secretary or the Assistant Secretary or other person authorized by resolution of the Management Committee of the Company, that, if applicable, complies with the requirements of Section 314(e) of the Trust Indenture Act and is delivered to the Trustee.
     “Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company or other counsel that, if applicable, complies with the requirements of Section 314(e) of the Trust Indenture Act.
     “Outstanding,” means, as of the date of determination, all of the Notes theretofore authenticated and delivered under this Indenture, except:
     (1) any Note theretofore cancelled by the Trustee or accepted by the Trustee for cancellation including Notes tendered and exchanged for other securities of the Company;
     (2) any Note for which payment at the Maturity thereof money in the necessary amount has been theretofore deposited pursuant hereto (other than pursuant to Section 402) with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;
     (3) any Note with respect to which the Company has effected defeasance or covenant defeasance pursuant to the terms hereof, except to the extent provided in Section 402; and
     (4) any such Note which has been paid pursuant to Section 306 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless there shall have been presented to the Trustee proof satisfactory to it that such Note is held by a bona fide purchaser in whose hands such Note is a valid obligation of the Company;
provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Notes for quorum purposes, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer actually knows to be so owned shall be so disregarded. Notes so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of a Responsible Officer (A) the pledgee’s right so to act with respect to such Notes and (B) that the pledgee is not the Company or any other obligor upon the Notes or an Affiliate of the Company or such other obligor.
     “Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.
     “Paying Agent” means any Person authorized by the Company to pay the principal of, or any premium or interest on, or any Additional Interest with respect to, the Notes on behalf of the Company.
     “Permitted Liens” means:
     (1) any Lien existing on any property at the time of the acquisition thereof and not created in contemplation of such acquisition by the Company or any of its Subsidiaries, whether or not assumed by the Company or any of its Subsidiaries;
     (2) any Lien existing on any property of a Subsidiary of the Company at the time it becomes a Subsidiary of the Company and not created in contemplation thereof and any Lien existing on any property of any Person at the time such Person is merged or liquidated into or consolidated with the Company or any Subsidiary thereof and not created in contemplation thereof;
     (3) purchase money and analogous Liens incurred in connection with the acquisition, development, construction, improvement, repair or replacement of property (including such Liens securing Indebtedness incurred within 12 months of the date on which such property was acquired, developed, constructed, improved, repaired or replaced) provided that all such Liens attach only to the property acquired, developed, constructed, improved, repaired or replaced and the principal amount of the Indebtedness secured by such Lien shall not exceed the gross cost of the property;
     (4) any Liens created or assumed to secure Indebtedness of the Company or any Subsidiary of the Company maturing within 12 months of the date of creation thereof and not renewable or extendible by the terms thereof at the option of the obligor beyond such 12 months;
     (5) Liens on accounts receivable and related proceeds thereof arising in connection with a receivables financing and any Lien held by the purchaser of receivables derived from property or assets sold by the Company or any Subsidiary of the Company and securing such receivables resulting from the exercise of any rights arising out of defaults on such receivables;
     (6) leases constituting Liens now or hereafter existing and any renewals or extensions thereof;
     (7) any Lien securing industrial development, pollution control or similar revenue bonds;

     (8) Liens existing on the date hereof;
     (9) Liens in favor of the Company or any of its Subsidiaries;
     (10) Liens securing Indebtedness incurred to refund, extend, refinance or otherwise replace Indebtedness (“Refinanced Indebtedness”) secured by a Lien permitted to be incurred under this Indenture; provided, that the principal amount of such Refinanced Indebtedness does not exceed the principal amount of Indebtedness refinanced (plus the amount of penalties, premiums, fees, accrued interest and reasonable expenses incurred therewith) at the time of refinancing;
     (11) Liens on and pledges of the Capital Stock of any Joint Venture owned by the Company or any Subsidiary of the Company to the extent securing Indebtedness of such Joint Venture that is non-recourse to the Company or any Subsidiary of the Company;
     (12) Liens on the products and proceeds (including insurance, condemnation and eminent domain proceeds) of and accessions to, and contract or other rights (including rights under insurance policies and product warranties) derivative of or relating to, property permitted by this Indenture to be subject to Liens but subject to the same restrictions and limitations set forth in this Indenture as to Liens on such property (including the requirement that such Liens on products, proceeds, accessions and rights secure only obligations that such property is permitted to secure);
     (13) any Liens securing Indebtedness neither assumed nor guaranteed by the Company or a Subsidiary of the Company nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate (including rights-of-way and easements) acquired by the Company or such Subsidiary, which mortgage Liens do not materially impair the use of such property for the purposes for which it is held by the Company or such Subsidiary;
     (14) any Lien existing or hereafter created on any office equipment, data processing equipment (including computer and computer peripheral equipment) or transportation equipment (including motor vehicles, aircraft and marine vessels);
     (15) undetermined Liens and charges incidental to construction or maintenance;
     (16) any Lien created or assumed by the Company or a Subsidiary of the Company on oil, gas or coal or other mineral or timber property owned by the Company or a Subsidiary of the Company; and
     (17) any Lien created by the Company or a Subsidiary of the Company on any contract (or any rights thereunder or proceeds therefrom) providing for advances by the Company or such Subsidiary to finance gas exploration and development, which Lien is created to secure indebtedness incurred to finance such advances.
     “Person” or “person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

     “Place of Payment,” means the place or places where the principal of, or any premium or interest on, or any Additional Interest with respect to the Notes are payable as provided in or pursuant to this Indenture or the Notes.
     “Predecessor Note” means every previous Note evidencing all or a portion of the same indebtedness as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for or in lieu of a lost, destroyed, mutilated or stolen Note shall be deemed to evidence the same indebtedness as the lost, destroyed, mutilated or stolen Note.
     “Private Placement Legend” means the legend set forth in Section 203(1)(A), to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
     “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
     “Quotation Agent” means the Reference Treasury Dealer appointed by the Company.
     “Redemption Date,” with respect to any Note or portion thereof to be redeemed, means each date fixed for such redemption by or pursuant to this Indenture or the Notes.
     “Redemption Price,” with respect to any Note or portion thereof to be redeemed, means the price at which it is to be redeemed including, if applicable, accrued and unpaid interest and Additional Interest as determined by or pursuant to this Indenture or the Notes.
     “Reference Treasury Dealers” means (i) each of Banc of America Securities LLC, Greenwich Capital Markets, Inc. and BNP Paribas Securities Corp. and their respective successors, unless any of such entities ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case the Company shall substitute another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealers selected by the Company.
     “Reference Treasury Dealer Quotations” means, with respect to any Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that Redemption Date.
     “Registered Note” means the Notes established pursuant to Section 201 which are registered in the Note Register.
     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of May 22, 2008, between the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

     “Regular Record Date” for the interest payable on any Registered Note on any Interest Payment Date therefor means the date, if any, specified in or pursuant to this Indenture or the Notes as the “Regular Record Date.”
     “Regulation S” means Regulation S promulgated under the Securities Act.
     “Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903.
     “Responsible Officer” means any officer of the Trustee in its Corporate Trust Office with direct responsibility for the administration of this Indenture, and also, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
     “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
     “Restricted Global Note” means a Global Note bearing the Private Placement Legend.
     “Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
     “Rule 144” means Rule 144 promulgated under the Securities Act.
     “Rule 144A” means Rule 144A promulgated under the Securities Act.
     “Rule 903” means Rule 903 promulgated under the Securities Act.
     “Rule 904” means Rule 904 promulgated under the Securities Act.
     “Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Company or any of its Subsidiaries of any property that has been or is to be sold or transferred by the Company or any such Subsidiary to such Person in contemplation of such leasing.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Senior Debt” means:
     (1) all Indebtedness of the Company or any Subsidiaries of the Company outstanding under any Credit Agreement;

     (2) any other Indebtedness of the Company or any Subsidiaries of the Company, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes; and
     (3) all obligations with respect to the items listed in the preceding clauses (1) and (2).
     “Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.
     “Special Record Date” for the payment of any Defaulted Interest on any Registered Note means a date fixed by the Trustee pursuant to Section 307.
     “Stated Maturity,” with respect to any Note or any installment of principal thereof or interest thereon or any Additional Interest with respect thereto, means the date established by or pursuant to this Indenture or such Notes as the fixed date on which the principal of such Notes or such installment of principal or interest is, or such Additional Interest is, due and payable.
     “Subsidiary” means, with respect to any specified Person:
     (1) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
     (2) any partnership (whether general or limited) or limited liability company (a) the sole general partner or member of which is such Person or a Subsidiary of such Person, or (b) if there is more than a single general partner or member, either (x) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.
     “Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Act or provision, as the case may be, as amended or replaced from time to time or as supplemented from time to time by rules or regulations adopted by the Commission under or in furtherance of the purposes of such Act or provision, as the case may be.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean the Person who is then Trustee hereunder.
     “Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
     “Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

     “United States,” except as otherwise provided in or pursuant to this Indenture or the Notes, means the United States of America (including the states thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.
     “U.S. Depositary” or “Depositary” means, with respect to the Notes issuable or issued in the form of one or more Global Notes, the Person designated as U.S. Depositary or Depositary by the Company in or pursuant to this Indenture, which Person must be, to the extent required by applicable law or regulation, a clearing agency registered under the Exchange Act and, if so provided with respect to the Notes, any successor to such Person. The Company hereby designates The Depository Trust Company as Depositary for the Notes.
     “U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
     “Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “Vice President.”
     “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.
Section 102 Compliance Certificates and Opinions.
     Except as otherwise expressly provided in or pursuant to this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents or any of them is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
     Every certificate or opinion with respect to compliance with a condition or covenant or covenant provided for in this Indenture (other than a certificate delivered pursuant to Section 1004) shall include:
     (1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
Section 103 Form of Documents Delivered to Trustee.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows that the opinion with respect to the matters upon which his certificate or opinion is based are erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any certificate, statement or opinion of an officer of the Company or any Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or the Notes, they may, but need not, be consolidated and form one instrument.
Section 104 Acts of Holders.
     (1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments (including instruments in electronic, digital or other machine-readable form) of substantially similar tenor signed by such Holders (whether in person or through signatures in electronic, digital or other machine-readable form) or by an agent duly appointed in writing (including writings in electronic, digital or other machine-readable form) or may be embodied in and evidenced by the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article Twelve, or a combination of such instruments or record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments or record or both (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section. The record of any meeting of Holders of the Notes shall be proved in the manner provided in Section 1206.
     Without limiting the generality of this Section 104, unless otherwise provided in or pursuant to this Indenture, a Holder, including a U.S. Depositary that is a Holder of a Global Note, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture or the Notes to be made, given or taken by Holders, and a U.S. Depositary that is a Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such U.S. Depositary’s standing instructions and customary practices.
     The Trustee may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any permanent Global Note held by a U.S. Depositary entitled under the procedures of such U.S. Depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture to be made, given or taken by Holders.
     (2) The fact and date of the execution by any Person of any such instrument or writing referred to in this Section 104 may be proved in any reasonable manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.
     (3) The ownership, principal amount and serial numbers of Registered Notes held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by the Note Register.
     (4) If the Company shall solicit from the Holders of any Registered Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may at its option (but is not obligated to), by Board Resolution, fix in advance a record date for the determination of Holders of Registered Notes entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of Registered Notes of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders of Registered Notes shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

     (5) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Note Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such Act is made upon such Note.
Section 105 Notices, etc. to Trustee and Company.
     Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
     (1) the Trustee by any Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be via facsimile) to or with the Trustee at its Corporate Trust Office, or
     (2) the Company by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid or airmail postage prepaid if sent from outside the United States, to the Company addressed to the attention of its Treasurer (with a copy to the General Counsel) at the address of its principal office, which office at the date of original execution of this Indenture is located at 295 Chipeta Way, Salt Lake City, Utah 84108, or at any other address previously furnished in writing to the Trustee by the Company.
Section 106 Notice to Holders of Notes; Waiver.
     Except as otherwise expressly provided in or pursuant to this Indenture, where this Indenture provides for notice to Holders of the Notes of any event, such notice shall be sufficiently given to Holders of Registered Notes if in writing and mailed, first-class postage prepaid, to each Holder of a Registered Note affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders of Registered Notes is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Note shall affect the sufficiency of such notice with respect to other Holders of Registered Notes given as provided herein. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Notes shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 107 Language of Notices.
     Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication (with a copy in English to be provided to the Trustee).
Section 108 Incorporation by Reference of Trust Indenture Act; Trust Indenture Act Controls.
     (a) If any provision hereof limits, qualifies or conflicts with the duties that would be imposed by any of Sections 310 to 317 of the TIA through operation of Section 318(c) thereof on any person, such imposed duties shall control. The following TIA terms have the following meanings:
          “indenture securities” means the Notes;
          “indenture security holder” means a Holder;
          “indenture to be qualified” means this Indenture;
          “indenture trustee” or “institutional trustee” means the Trustee; and
          “obligor” on the indenture securities means the Company and any other obligor on the indenture securities.
     All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission Rule have the meanings assigned to them by such definitions.
     (b) If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.
Section 109 Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 110 Successors and Assigns.
     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.
Section 111 Separability Clause.
     In case any provision in this Indenture or any Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 112 Benefits of Indenture.
     Nothing in this Indenture or any Note, express or implied, shall give to any Person, other than the parties hereto, any Note Registrar, any Paying Agent, any Authentication Agent and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 113 Governing Law; Waiver of Trial by Jury.
     This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state. Each of the Company and the Trustee irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture or the transactions contemplated hereby.
Section 114 Legal Holidays.
     Unless otherwise specified in or pursuant to this Indenture or any Note, in any case where any Interest Payment Date, Stated Maturity or Maturity of any Note shall not be a Business Day (a “Legal Holiday”) at any Place of Payment, then (notwithstanding any other provision of this Indenture or any Note other than a provision in any Note that specifically states that such provision shall apply in lieu hereof) payment need not be made at such Place of Payment on such date, but such payment may be made on the next succeeding day that is a Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or at the Stated Maturity or Maturity, and no interest shall accrue on the amount payable on such date or at such time for the period from and after such Interest Payment Date, Stated Maturity, Maturity, as the case may be, to the next succeeding Business Day.
Section 115 Counterparts.
     This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
Section 116 Limitation on Individual Liability.
     No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in the Notes, or for any claim based thereon or otherwise in respect thereof, shall be had against any partner, incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor, either directly or through the Company or any successor, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely partnership obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the partners, incorporators, shareholders, officers or directors, as such, of the Company or any successor, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in the Notes or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such partner, incorporator, shareholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes.
ARTICLE TWO
NOTES FORMS
Section 201 Forms Generally.
     (1) General. The Notes will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
     The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
     (2) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the custodian for the Depositary, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 305. Notes offered and sold to a QIB in reliance on Rule 144A shall be issued initially in the form of one or more 144A Global Notes and numbered from 1 upward with the prefix “RA”, Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Regulation S Global Notes and numbered from 1 upward with the prefix “RS”, Notes offered and sold to Institutional Accredited Investors shall be issued initially in the form of one or more IAI Global Notes and numbered from 1 upward with the prefix “IAI” and Exchange Notes shall be issued initially in the form of one or more permanent Global Notes with the Global Legend and numbered from 1 upward with the prefix “R”, which in each case shall be deposited with the Trustee, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.
     (3) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.
Section 202 Form of Trustee’s Certificate of Authentication.
     Subject to Section 612, the Trustee’s certificate of authentication shall be in substantially the following form:
     This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By
Authorized Signatory

Dated:

Section 203 Legends on the Notes.
     The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
     (1) Private Placement Legend.
     (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S.

PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”), (2) AGREES THAT IT WILL NOT, WITHIN THE APPLICABLE TIME PERIODS REFERRED TO UNDER RULE 144(d) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST COMPLETE THE CERTIFICATE OF TRANSFER APPENDED TO THE INDENTURE REFERRED TO ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.”
     (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (2)(d), (3)(b), (3)(c), (4)(b), (4)(c), (5)(b), (5)(c) or (6) of

     Section 305 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
     (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 305 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 305(1) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 309 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
ARTICLE THREE
THE NOTES
Section 301 Amount Unlimited.
     The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. The initial aggregate principal amount of the Notes issued hereunder is $250,000,000.

Section 302 Currency; Denominations.
     The principal of, any premium and interest on and any Additional Interest with respect to, the Notes shall be payable in Dollars. Unless otherwise provided in or pursuant to this Indenture, the Notes shall be issuable in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.
Section 303 Execution, Authentication, Delivery and Dating.
     The Notes shall be executed on behalf of the Company by its Chairman of the Board, one of its Vice Chairmen, its President, its Treasurer, Assistant Treasurer, one of its Vice Presidents or other person authorized by resolution of the Management Committee of the Company. The signature of any of these officers on the Notes may be manual or facsimile.
     Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.
     At any time and from time to time after the execution and delivery of this Indenture, the Company may, subject to the provisions of the Indenture, deliver Notes, including Additional Notes, executed by the Company, to the Trustee for authentication and, the Trustee in accordance with the Company Order and subject to the provisions hereof and of such Notes shall authenticate and deliver such Notes.
     The Trustee shall not be required to authenticate such Notes if the issue of such Notes pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Notes and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.
     Each Registered Note shall be dated the date of its authentication.
     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for in Section 202 or Section 612 executed by or on behalf of the Trustee or by the Authenticating Agent by the manual signature of one of its authorized officers. Such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.
     Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 309, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 304 Temporary Notes.
     Pending the preparation of Definitive Notes, the Company may execute and deliver to the Trustee and, upon Company Order, the Trustee shall authenticate and deliver, in the manner provided in Section 303, temporary Notes in lieu thereof which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Company executing such Notes may determine, as conclusively evidenced by their execution of such Notes. Such temporary Notes may be in the form of Global Notes.
     Except in the case of temporary Global Notes, which shall be exchanged in accordance with the provisions thereof, if temporary Notes are issued, the Company shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes containing terms and provisions that are identical to those of any temporary Notes, such temporary Notes shall be exchangeable for such Definitive Notes upon surrender of such temporary Notes at an Office or Agency for such Notes, without charge to any Holder thereof. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations and containing identical terms and provisions. Unless otherwise provided in or pursuant to this Indenture with respect to a temporary Global Note, until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.
Section 305 Registration, Transfer and Exchange.
     With respect to Registered Notes, the Company shall cause to be kept a register (herein sometimes referred to as the “Notes Register”) at an Office or Agency in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Registered Notes and of transfers of the Registered Notes.
     Such Office or Agency shall be the “Notes Registrar” or “Registrar.” Unless otherwise specified in or pursuant to this Indenture or the Notes, the Trustee shall be the initial Notes Registrar for the Notes. The Company shall have the right to remove and replace from time to time the Notes Registrar for the Notes; provided that no such removal or replacement shall be effective until a successor Notes Registrar shall have been appointed by the Company and shall have accepted such appointment by the Company. In the event that the Trustee shall not be or shall cease to be Notes Registrar, it shall have the right to examine the Notes Register at all reasonable times.
     (1) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. No Global Note will be exchanged by the Company for a Definitive Note unless:

     (a) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;
     (b) the Company in its sole discretion and subject to the procedures of the Depositary determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or
     (c) there has occurred and is continuing a default or Event of Default with respect to the Notes.
     Upon the occurrence of any of the preceding events in (a), (b) or (c) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 304 and 306. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 305 or Section 304 or 306, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 305, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 305(2), (3) or (6).
     (2) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (a) or (b) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
     (a) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 305(2)(a).
     (b) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 305(2)(a) above, the transferor of such beneficial interest must deliver to the Registrar either:
          (i) both:

     (a) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
     (b) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
     (ii) both:
     (a) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
     (b) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (a) above.
Upon consummation of an Exchange Offer by the Company in accordance with the Registration Rights Agreement, the requirements of this Section 305(2)(b) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 201(2).
     (c) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 305(2)(b) above and the Registrar receives the following:
     (1) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (2) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
     (3) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
     (d) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted

Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 305(2)(b) above and:
     (1) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (x) a Broker-Dealer, (y) a Person participating in the distribution of the Exchange Notes or (z) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (2) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (3) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (4) the Registrar receives the following:
     (a) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
     (b) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (d), if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     If any such transfer is effected pursuant to subparagraph (b) or (d) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (b) or (d) above.
     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
     (3) Transfer or Exchange of Beneficial Interests for Definitive Notes.

     (a) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
          (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
          (ii) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
          (iii) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
          (iv) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
          (v) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (ii) through (iv) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
          (vi) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
          (vii) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 201(2), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 305(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 305(3)(a) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
     (a) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:
          (i) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
          (ii) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
          (iii) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
          (iv) the Registrar receives the following:
     (a) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
     (b) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
          and, in each such case set forth in this subparagraph (b), if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (c) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 305(2)(b), the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 201(2), and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 305(3)(c) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 305(3)(c) will not bear the Private Placement Legend.
     (4) Transfer and Exchange of Definitive Notes for Beneficial Interests.
     (a) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
          (i) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
          (ii) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
          (iii) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
          (iv) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
          (v) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (ii) through (iv) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
          (vi) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

          (vii) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (i) above, the appropriate Restricted Global Note, in the case of clause (ii) above, the 144A Global Note, in the case of clause (iii) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.
     (b) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
   (i) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
   (ii) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
   (iii) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
   (iv) the Registrar receives the following:
     (a) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
     (b) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (iv), if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
          Upon satisfaction of the conditions of any of the subparagraphs in this Section 305(4)(b), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

     (c) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
     If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (b)(ii), (b)(iv) or (c) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of a Company Order, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
     (5) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 305(5), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 305(5).
     (a) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
          (i) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
          (ii) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
          (iii) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
     (b) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

          (i) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
          (ii) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
          (iii) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
          (iv) the Registrar receives the following:
     (a) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
     (b) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
          and, in each such case set forth in this subparagraph (iv), if the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (c) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
     (6) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of a Company Order, the Trustee will authenticate:
          (a) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and

     (b) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company.
          Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.
     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid and legally binding obligations of the Company evidencing the same debt and entitling the Holders thereof to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.
     Every Registered Note presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Notes Registrar for such Note) be duly endorsed, signature guaranteed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Notes Registrar for such Note duly executed by the Holder thereof, signature guaranteed, or his attorney duly authorized in writing.
     No service charge shall be made for any registration of transfer or exchange, or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses (including fees and expenses of the Trustee) that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 304, 306, 905 and 1107 not involving any transfer.
     Except as otherwise provided in or pursuant to this Indenture, the Company shall not be required (i) to issue, register the transfer of or exchange any Notes during a period beginning at the opening of business 15 days before the day of selection of Notes of like tenor under Section 1103 for redemption and ending at the close of business on the day of such selection, (ii) to register the transfer of or exchange any Registered Note so selected for redemption in whole or in part, except in the case of any Note to be redeemed in part, the portion thereof not to be redeemed, or (iii) to issue, register the transfer of or exchange any Note which, in accordance with its terms, has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Note not to be so repaid.
     The Registrar shall retain copies of all certificates, notices and other written communications received pursuant to this Section 305. The Company shall have the right to inspect and make copies of all such certificates, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

     All certifications and certificates required to be submitted to the Registrar pursuant to this Section 305 to effect a registration of transfer or exchange may be submitted by facsimile, with an original of such document to be sent promptly thereafter.
Section 306 Mutilated, Destroyed, Lost and Stolen Notes.
     If any mutilated Note is surrendered to the Trustee, subject to the provisions of this Section 306, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.
     If there be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or to a Responsible Officer that such Note has been acquired by a bona fide purchaser, the Company shall execute and, upon the Company’s request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such destroyed, lost or stolen Note, a new Note containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.
     Notwithstanding the foregoing provisions of this Section 306, in case any mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.
     Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute a separate obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture.
     The provisions of this Section, as amended or supplemented pursuant to this Indenture shall be exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
Section 307 Payment of Interest and Additional Interest; Rights to Interest and Additional Interest Preserved.
     Unless otherwise provided in or pursuant to this Indenture, any interest on and any Additional Interest with respect to, any Registered Note which shall be payable, and are punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered as of the close of business on the Regular Record Date for such interest.

     Unless otherwise provided in or pursuant to this Indenture, any interest on and any Additional Interest with respect to, any Registered Note which shall be payable, but shall not be punctually paid or duly provided for, on any Interest Payment Date for such Registered Note (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:
     (1) The Company may elect to make payment of any Defaulted Interest to the Person in whose name such Registered Note (or a Predecessor Note thereof) shall be registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Registered Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as in this clause provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holder of such Registered Note (or a Predecessor Note thereof) at his address as it appears in the Note Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper of general circulation in the Borough of Manhattan, The City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Person in whose name such Registered Note (or a Predecessor Note thereof) shall be registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).
     (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.
     Unless otherwise provided in or pursuant to this Indenture or the Notes, at the option of the Company, interest on Registered Notes may be paid by wire transfer in immediately available funds if the Holder of the Registered Note has provided to the Company and the Trustee wire instructions at least five Business Days prior to the applicable payment date or by check mailed to the address of that Holder as it appears on the books of the Notes Registrar if that Holder has not provided wire instructions; provided that any payment of principal (or premium, if any) in respect of any Note will be made only upon presentation and surrender of such Note at the applicable Office or Agency.
     Subject to the foregoing provisions of this Section and Section 305 hereto, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
Section 308 Persons Deemed Owners.
     Prior to due presentment of a Registered Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Note is registered in the Notes Register as the owner of such Registered Note for the purpose of receiving payment of principal of, any premium and (subject to Section 305 and Section 307) interest on and any Additional Interest with respect to, such Registered Note and for all other purposes whatsoever, whether or not any payment with respect to such Registered Note shall be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.
     No holder of any beneficial interest in any Global Note held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Note, and such Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner of such Global Note for all purposes whatsoever. None of the Company, the Trustee, any Paying Agent or the Notes Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Section 309 Cancellation.
     All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Notes, as well as Notes surrendered directly to the Trustee for any such purpose, shall be cancelled promptly by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be cancelled promptly by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by or pursuant to this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures.
Section 310 Computation of Interest.
     Except as otherwise provided in or pursuant to this Indenture interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 311 CUSIP and ISIN Numbers.
     The Company in issuing the Notes may use “CUSIP” numbers or “ISIN” numbers (in either case, if then generally in use), and, if so, the Trustee shall use CUSIP numbers or ISIN numbers, as applicable, in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers or the ISIN numbers, as the case may be.
ARTICLE FOUR
SATISFACTION AND DISCHARGE OF INDENTURE
Section 401 Satisfaction and Discharge.
     Upon the direction of the Company by a Company Order, this Indenture and the Notes shall cease to be of further effect and the Trustee, on receipt of a Company Order, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when
     (1) either
          (a) all Notes theretofore authenticated and delivered have been accepted by the Trustee for cancellation (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Notes the payment of money for which has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003); or
(b) all Notes not theretofore delivered to the Trustee for cancellation:
(i) have become due and payable, or
(ii) will become due and payable at their Stated Maturity within one year, or
(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, (x) money in an amount or (y) Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, in the opinion of a nationally recognized Independent Registered Public Accounting Firm expressed in a written certification thereof delivered to the Trustee, money in the amount, or (z) a combination of (x) and (y) in an amount in the currency in which the Notes are payable sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, including the principal of, any premium and interest on, and any Additional Interest with respect to such Notes then determinable, to the date of such deposit (in the case of Notes which have become due and payable) or to the Maturity thereof, as the case may be;
     (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Notes; and
     (3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee under Section 403, if money, Government Obligations or a combination thereof shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Company and the Trustee with respect to the Notes under Section 304, Section 305, Section 306, Section 1002 and Section 1003, and the obligations of the Company with respect to the payment of Additional Interest, if any, with respect to the Notes as contemplated by the Registration Rights Agreement (but only to the extent that the Additional Interest payable with respect to the Notes exceed the amount deposited in respect of such Additional Interest pursuant to Section 401(1)(b)) shall survive such satisfaction and discharge.
Section 402 Defeasance and Covenant Defeasance.
     (1) The Company may at its option by Board Resolution, at any time, with respect to the Notes, elect to have Section 402(2) or Section 402(3) be applied to such Outstanding Notes upon compliance with the conditions set forth below in this Section 402.
     (2) Upon the Company’s exercise of the above option applicable to this Section 402(2) with respect to the Notes, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Notes on the date the conditions set forth in clause (4) of this Section 402 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of the Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all of its other obligations under the Notes and this Indenture (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Outstanding Notes to receive, solely from the trust fund described in clause (4) of this Section 402 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on, and Additional Interest, if any, with respect to the Notes when such payments are due, (ii) the obligations of the Company and the Trustee with respect to the Notes under Section 304, Section 305, Section 306, Section 1002 and Section 1003 and the obligations of the Company with respect to the payment of Additional Interest, if any, on the Notes as contemplated by the Registration Rights Agreement (but only to the extent that the Additional Interest payable with respect to the Notes exceed the amount deposited in respect of such Additional Interest pursuant to Section 402(4)(a) below), (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 402. The Company may exercise its option under this Section 402(2) notwithstanding the prior exercise of its option under clause (3) of this Section 402 with respect to the Notes.
     (3) Upon the Company’s exercise of the above option applicable to this Section 402(3) with respect to the Notes, the Company shall be released from its obligations to comply with any term, provision or condition under Section 801, Section 1005 and Section 1006 and after the date the conditions set forth in clause (4) of this Section 402 are satisfied (hereinafter, “covenant defeasance”), and the Notes shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Notes, the Company may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any covenant or by reason of reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 501(3) or otherwise, as the case may be, insofar as it relates to Section 801, Section 1005 or Section 1006, but, except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby; provided that the obligations of the Company with respect to the payment of Additional Interest, if any, on the Notes as contemplated by the Registration Rights Agreement shall remain unsatisfied only to the extent that the Additional Interest payable with respect to the Notes exceed the amount deposited in respect of such Additional Interest pursuant to Section 402(4)(a) below; provided, further, that notwithstanding a covenant defeasance with respect to Section 801, any Person to whom a sale, assignment, transfer, lease, conveyance or other disposition is made pursuant to Section 801, shall as a condition to such sale, assignment, transfer, lease, conveyance or other disposition, assume by an indenture supplemental hereto in form satisfactory to the Trustee, executed by such successor Person and delivered to the Trustee, the obligations of the Company to the Trustee under Section 607 and the second to the last paragraph of Section 402.
     (4) The following shall be the conditions to application of clause (2) or (3) of this Section 402 to any Outstanding Notes:
     (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (1) an amount in Dollars or (2) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on the Notes, money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized Independent Registered Public Accounting Firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge the principal of (and premium, if any) and interest or Additional Interest then determinable, if any, on such Outstanding Notes at the Maturity of such principal or installment of principal or interest, provided that the Company shall specify whether such Outstanding Notes are being defeased to Stated Maturity or to the Redemption Date.
     (b) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.
     (c) No Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit.
     (d) In the case of an election under clause (2) of this Section 402, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee stating that
     (i) the Company has received from the Internal Revenue Service a letter ruling, or there has been published by the Internal Revenue Service a Revenue Ruling, or
     (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.
     (e) In the case of an election under clause (3) of this Section 402, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee to the effect that the Holders of such Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.
     (f) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance or covenant defeasance under clause (2) or (3) of this Section 402 (as the case may be) have been complied with.
     (g) If the Notes are to be redeemed prior to Stated Maturity, notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited pursuant to this Section 402 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Notes.
     Anything in this Section 402 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in clause (4) of this Section 402 which, in the opinion of a nationally recognized Independent Registered Public Accounting Firm expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Section 402.
Section 403 Application of Trust Money.
     Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 401 or Section 402 in respect of any Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, interest and Additional Interest, if any, for whose payment such money has or Government Obligations have been deposited with or received by the Trustee; but such money and Government Obligations need not be segregated from other funds except to the extent required by law.
ARTICLE FIVE
REMEDIES
Section 501 Events of Default.
     “Event of Default,” wherever used herein means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (1) default in the payment of any interest on or any Additional Interest in respect of any Notes when the interest or the Additional Interest becomes due and payable, and continuance of such default for a period of 30 days;
     (2) default in the payment of the principal of or any premium on any Notes when the principal or premium becomes due and payable at Maturity;
     (3) failure on the part of the Company duly to observe or perform any other of the covenants or agreements (other than those described in clause (1) or (2) above) on the part of the Company contained in this Indenture and such failure shall continue for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a “Notice of Default” shall have been given to the Company by the Trustee, upon direction of Holders of at least 25% in principal amount of the Outstanding Notes; provided, however, that if such failure is not capable of remedy within such 60-day period, such 60-day period shall be extended by an additional 60 days so long as (i) such failure is subject to cure, and (ii) the Company is using all commercially reasonable efforts to cure such failure; and provided, further, that a failure to comply with any such other agreement in this Indenture that results from a change in GAAP shall not be deemed to be an Event of Default;
     (4) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking liquidation or reorganization of the Company under any applicable bankruptcy, insolvency, reorganization or other similar law, and such decree or order shall have continued unvacated and unstayed for a period of 90 days; an involuntary case shall be commenced under any applicable bankruptcy, insolvency, reorganization or other similar law in respect of the Company and shall continue undismissed for a period of 90 days or an order for relief in such case shall have been entered and such order shall have remained in force unvacated and unstayed for a period of 90 days; or a decree or order of a court having jurisdiction in the premises shall have been entered for the appointment on the ground of insolvency or bankruptcy of a receiver, custodian, liquidator, trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding up or liquidation of its affairs, and such decree or order shall have remained in force unvacated and unstayed for a period of 90 days; and
     (5) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, shall consent to the filing of a bankruptcy proceeding against it, shall file a petition or answer or consent seeking liquidation or reorganization under any applicable bankruptcy, insolvency, reorganization or other similar law, shall consent to the filing of any such petition or shall consent to the appointment on the ground of insolvency or bankruptcy of a receiver or custodian or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make a general assignment for the benefit of creditors.
Section 502 Acceleration of Maturity; Rescission and Annulment.
     If an Event of Default specified in clause (4) or (5) of the definition thereof above occurs, the principal of all Notes shall automatically become due and payable, anything contained in this Indenture to the contrary notwithstanding. If (a) upon the occurrence and continuance of an Event of Default specified in clause (1) or (2) of the definition thereof, the Company and the Trustee receive notice in writing that Holders of not less than 25%, or (b) upon the occurrence and continuance of any other Event of Default other than an Event of Default specified in clause (1), (2), (4) and (5) of the definition thereof, the Company and the Trustee receive notice in writing that Holders of not less than a majority in aggregate principal amount of the Outstanding Notes have declared the principal of the Notes to be due and payable immediately, then upon any such declaration the same shall become and shall be immediately due and payable, anything contained in this Indenture to the contrary notwithstanding.
     At any time after a declaration of acceleration or automatic acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereafter in this Article provided, the Holders of not less than a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul the declaration or automatic acceleration and its consequences if:
     (1) the Company has paid or deposited with the Trustee a sum of money sufficient to pay (i) all overdue installments of interest on the Notes and any Additional Interest payable with respect thereto, (ii) the principal of and any premium on the Notes which have become due otherwise than by the declaration of acceleration or automatic acceleration and interest thereon and any Additional Interest with respect thereto at the rate or rates borne by or provided in the Notes, (iii) interest upon overdue interest at the rate or rates prescribed therefor in the Notes and (iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
     (2) all Events of Default, other than the non-payment of the principal of, any premium and interest on, and any Additional Interest with respect to, the Notes which shall have become due solely by the acceleration, shall have been cured or waived as provided in Section 513.
Section 503 Collection of Indebtedness and Suits for Enforcement by Trustee.
     The Company covenants that if:
     (1) default is made in the payment of any installment of interest on any Notes, or any Additional Interest payable with respect thereto, when such interest or Additional Interest shall have become due and payable and such default continues for 30 days; or
     (2) default is made in the payment of any principal of or premium, if any, on, or any Additional Interest payable in respect of any principal of or premium, if any, on any Notes at their Maturity;
the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount of money then due and payable with respect to the Notes, with interest upon the overdue principal, any premium and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest and Additional Interest at the rate or rates borne by or provided for in the Notes, and, in addition thereto, such further amount of money as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 607.
     If the Company fails to pay the money it is required to pay the Trustee pursuant to the preceding paragraph forthwith upon the demand of the Trustee, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the money so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Notes and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Notes, wherever situated.
     If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may, and if (a) an Event of Default specified in clause (1), (2), (4) or (5) of the definition thereof occurs and is continuing, and Holders of not less than 25%, or (b) an Event of Default other than an Event of Default specified in clause (1), (2), (4) or (5) of the definition thereof occurs and is continuing, and Holders of not less than a majority in aggregate principal amount, of the Outstanding Notes direct, so long as such Holders shall have provided the Trustee with such indemnity as it shall require and subject to the provisions of Section 512, the Trustee shall, proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or the Notes or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.
Section 504 Trustee May File Proofs of Claim.
     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any overdue principal, premium, interest or Additional Interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
     (1) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Notes, of the principal and any premium, interest and Additional Interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) and of the Holders of the Notes allowed in such judicial proceeding, and
     (2) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 607.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of Notes any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of Notes in any such proceeding.
Section 505 Trustee May Enforce Claims without Possession of Notes.
     All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, shall be for the ratable benefit of each and every Holder of Notes in respect of which such judgment has been recovered.
Section 506 Application of Money Collected.
     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, or any premium, interest or Additional Interest, upon presentation of the Notes, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 607;
     SECOND: To the payment of the amounts then due and unpaid upon the Notes for principal and any premium, interest and Additional Interest in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on the Notes for principal and any premium, interest and Additional Interest, respectively; and
     THIRD: The balance, if any, to the Company.
Section 507 Limitations on Suits.
     No Holder of Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
     (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;
     (2) (a) in the case of an Event of Default specified in clause (1), (2), (4) or (5), Holders of not less than 25%, or (b) in the case of an Event of Default other than as specified in clauses (1), (2), (4) and (5), Holders of not less than a majority, in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
     (3) such Holder or Holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;
     (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
     (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or the Notes to affect, disturb or prejudice the rights of any other such Holders or Holders of Notes, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.
Section 508 Unconditional Right of Holders to Receive Principal and any Premium, Interest and Additional Interest.
     Notwithstanding any other provision in this Indenture, any Holder of Notes shall have the right, which is absolute and unconditional, to receive payment of the principal of, any premium and (subject to Section 305 and Section 307) interest on, and any Additional Interest with respect to the Notes, on the Stated Maturity therefor (or, in the case of redemption, on the Redemption Date or, in the case of repayment at the option of such Holder if provided in or pursuant to this Indenture, on the date such repayment is due) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.
Section 509 Restoration of Rights and Remedies.
     If the Trustee or any Holder of Notes has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and each such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and each such Holder shall continue as though no such proceeding had been instituted.
Section 510 Rights and Remedies Cumulative.
     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to each and every Holder of Notes is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 511 Delay or Omission Not Waiver.
     No delay or omission of the Trustee or of any Holder of Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to any Holder of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holder, as the case may be.

Section 512 Control by Holders of Notes.
     The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes, provided that
     (1) such direction shall not be in conflict with any rule of law or with this Indenture or with the Notes and would not involve the Trustee in personal liability,
     (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and
     (3) such direction is not unduly prejudicial to the rights of the other Holders of Notes not joining in such action.
Section 513 Waiver of Past Defaults.
     The Holders of not less than a majority in principal amount of the Outstanding Notes on behalf of the Holders of all the Notes may waive any past default hereunder and its consequences, except a default
     (1) in the payment of the principal of, any premium or interest on, or any Additional Interest with respect to the Notes, or
     (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of each Holder of Notes.
     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
Section 514 Waiver of Stay or Extension Laws.
     The Company covenants that (to the extent that it may lawfully do so) it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company expressly waives (to the extent that it may lawfully do so) all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 515 Undertaking for Costs.
     All parties to this Indenture agree, and each Holder of Notes by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of any undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 515 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on or Additional Interest, if any, with respect to any Notes on or after the Stated Maturity expressed in the Notes (or, in the case of redemption, on or after the Redemption Date, and, in the case of repayment, on or after the date for repayment).
ARTICLE SIX
THE TRUSTEE
Section 601 Certain Duties and Responsibilities.
     The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Except during the continuance of an Event of Default of which a Responsible Officer has actual knowledge, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture with respect to the Notes against the Trustee. In case an Event of Default of which a Responsible Officer has actual knowledge has occurred (which has not been cured or waived), the Trustee shall exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, with respect to the Notes, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
Section 602 Certain Rights of Trustee.
     Subject to the provisions of Section 601:
     (1) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or a Company Order (in each case, other than delivery of any Notes to the Trustee for authentication and delivery pursuant to Section 303 which shall be sufficiently evidenced as provided therein) and any resolution of the Management Committee of the Company may be sufficiently evidenced by a Board Resolution;
     (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence shall be herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officer’s Certificate;
     (4) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by or pursuant to this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request or direction of any Holders of Notes pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may but shall not be obligated to make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;
     (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or custodians and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney or custodians appointed with due care by it hereunder;
     (8) the Trustee shall not be liable in its individual capacity for any action taken or suffered to be taken, unless it shall be proved that the Trustee was negligent, acted in bad faith or engaged in willful misconduct;
     (9) the Authenticating Agent, Paying Agent, and Notes Registrar shall have the same protections as the Trustee set forth hereunder;
     (10) the Trustee shall not be liable in its individual capacity with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Indenture, and, to the extent not so provided herein, with respect to any act requiring the Trustee to exercise its own discretion, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture or any Notes, unless it shall be proved that, in connection with any such action taken, suffered or omitted or any such act, the Trustee was negligent, acted in bad faith or engaged in willful misconduct;
     (11) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers;
     (12) the Trustee shall not be charged with knowledge or required to take notice of any default or Event of Default with respect to the Notes unless either (i) a Responsible Officer shall have actual knowledge of such default or Event of Default or (ii) written notice of such default or Event of Default, which references the Notes and this Indenture, shall have been given to a Responsible Officer by the Company or other obligor on the Notes or by any Holder of such Notes;
     (13) the Trustee shall not be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
     (14) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian, director, officer, employee and other Person employed to act hereunder;
     (15) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;
     (16) the permissive rights of the Trustee to take certain actions under or perform any discretionary act enumerated in this Indenture shall not be construed as a duty unless so specified herein, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such action or act;
     (17) the Trustee shall not be liable in its individual capacity with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Indenture or at the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Indenture;
     (18) the Trustee shall not be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and
     (19) the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.
Section 603 Notice of Defaults.
     Within 90 days after the occurrence of any default hereunder of which a Responsible Officer has actual knowledge with respect to the Notes, the Trustee shall give the Holders of Notes entitled to receive reports pursuant to Section 703, notice of such default hereunder actually known to a Responsible Officer, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on, or Additional Interest with respect to any Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers in good faith determine that the withholding of such notice is in the best interest of the Holders of Notes; and provided, further, that in the case of any default of the character specified in Section 501(3), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.
Section 604 Not Responsible for Recitals or Issuance of the Notes.
     The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity, sufficiency or priority of this Indenture or of the Notes. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Notes or the proceeds thereof. Except with respect to the authentication of the Notes pursuant to Section 303, the Trustee shall not be responsible for the legality or the validity of this Indenture or any Notes issued hereunder.
Section 605 May Hold Notes.
     The Trustee, any Authenticating Agent, any Paying Agent, any Notes Registrar or any other Person that may be an agent of the Trustee or the Company, in its individual or any other capacity, may become the owner or pledgee of the Notes and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have if it were not the Trustee, Authenticating Agent, Paying Agent, Notes Registrar or such other Person.
Section 606 Money Held in Trust.
     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 607 Compensation and Reimbursement.
     The Company agrees:
     (1) to pay to the Trustee from time to time such compensation as shall be agreed upon from time to time in writing between the Company and the Trustee for all services rendered by the Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture arising out of or in connection with the acceptance or administration of the trust or trusts hereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be caused by the Trustee’s own negligence or willful misconduct; and
     (3) to fully indemnify each of the Trustee and any predecessor Trustee and its agents, officers, directors and employees for, and to hold them harmless against, any loss, liability, damage, claim or expense (including reasonable legal fees and expenses), including taxes (other than taxes based on the income of the Trustee), incurred without negligence or willful misconduct on their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending themselves against any claim or liability (whether asserted by the Company, a Holder of Notes, or any other Person) in connection with the exercise or performance of any of their powers or duties hereunder.
     As security for the performance of the payment obligations of the Company under this Section, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, and premium or interest on, or any Additional Interest with respect to particular Notes. Such lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services after a default or Event of Default specified in Section 501(4) and 501(5) occurs, the expenses and the compensation for the services (including the fees and expense of its agents and counsel) are intended to constitute expense of administration under U.S. Code, Title 11 or any other similar foreign, federal or state law for the relief of debtors.
     Without prejudice to any other rights available to the Trustee under applicable law, to the extent permitted by law any compensation or expense incurred by the Trustee after a default specified in or pursuant to Section 501 is intended to constitute an expense of administration under any then applicable bankruptcy or insolvency law. “Trustee” for purposes of this Section 607 shall include any predecessor Trustee but the negligence or willful misconduct of any Trustee shall not affect the rights of any other Trustee under this Section 607.

     Notwithstanding any other provision of this Indenture to the contrary, in no event shall the Trustee be liable for special, indirect or consequential damages of any kind whatsoever (including but not limited to lost profits) even if the Trustee had been advised of the likelihood of such loss or damage and regardless of the form of action.
     The provisions of this Section 607 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee and shall apply with equal force and effect to the Trustee in its capacity as Authenticating Agent, Paying Agent or Notes Registrar.
Section 608 Corporate Trustee Required; Eligibility; Conflicting Interests.
     There shall at all times be a Trustee hereunder that is a Corporation or a national banking association, organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, eligible under Section 310(a)(1) of the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000 subject to supervision or examination by Federal or state authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
Section 609 Resignation and Removal; Appointment of Successor.
     (1) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee pursuant to Section 610.
     (2) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.
     (3) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and the Company. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee. The Trustee may be removed by the Company, so long as no default or Event of Default has occurred and is continuing.
     (4) If at any time:

     (a) the Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to the Notes after written request therefor by the Company or any Holder for at least six months, or
     (b) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or any such Holder, or
     (c) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case,
(i)	the Company, by or pursuant to a Company Order, may remove the Trustee, or

(ii)	subject to Section 515, any Holder of Notes who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (5) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by or pursuant to a Company Order, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 610. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 610, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of Notes and accepted appointment in the manner required by Section 610, any Holder of Notes who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.
     (6) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Registered Notes as their names and addresses appear in the Notes Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
     (7) In no event shall any retiring Trustee be liable for the acts or omissions of any successor Trustee hereunder.

Section 610 Acceptance of Appointment by Successor.
     (1) Upon the appointment hereunder of any successor Trustee, such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee; but, on the request of the Company or such successor Trustee, such retiring Trustee, upon payment of its charges, shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and, subject to Section 1003, shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 607.
     (2) Upon request of any Person appointed hereunder as a successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.
     (3) No Person shall accept its appointment hereunder as a successor Trustee unless at the time of such acceptance such successor Person shall be qualified and eligible under this Article.
Section 611 Merger, Conversion, Consolidation or Succession to Business.
     Any Corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee by sale or otherwise, shall be the successor of the Trustee hereunder, provided such Corporation or national banking association shall otherwise be qualified and eligible under this Article Six without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case the Notes shall have been authenticated but not delivered by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated the Notes.
Section 612 Appointment of Authenticating Agent.
     The Trustee may appoint one or more Authenticating Agents acceptable to the Company which shall be authorized to act on behalf of the Trustee to authenticate the Notes issued upon original issue, exchange, registration of transfer, partial redemption or partial repayment or pursuant to Section 306, and the Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of the Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating

Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.
     Each Authenticating Agent must be acceptable to the Company and, except as provided in or pursuant to this Indenture, shall at all times be a Corporation or national banking association that would be permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act, is authorized under applicable law and by its charter to act as an Authenticating Agent and has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.
     Any Corporation or national banking association into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation or national banking association resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation or national banking association succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, provided such Corporation or national banking association shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Registered Notes, as their names and addresses appear in the Notes Register. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
     The Company agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section.
     The provisions of Section 303, Section 601, Section 604 and Section 605 shall be applicable to each Authenticating Agent.
     If an Authenticating Agent is appointed pursuant to this Section, the Notes may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:
     This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A., As Trustee

By:
As Authenticating Agent

By:
Authorized Officer

Dated:

     If the Trustee does not have an office capable of authenticating Notes upon original issuance located in a Place of Payment where the Company wishes to have Notes authenticated upon original issuance, the Trustee, if so requested by Company Request (which writing need not be accompanied by or contained in an Officer’s Certificate), shall appoint in accordance with this Section (and subject to such procedures as shall be acceptable to the Trustee) an Authenticating Agent having an office in a Place of Payment designated by the Company.
ARTICLE SEVEN
HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY
Section 701 Company to Furnish Trustee Names and Addresses of Holders.
     In accordance with Section 312(a) of the Trust Indenture Act, the Company shall furnish or cause to be furnished to the Trustee
     (1) semi-annually, not later than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of Holders of the Notes as of the applicable date, and
     (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that so long as the Trustee is the Notes Registrar no such list shall be required to be furnished.
Section 702 Preservation of Information; Communications to Holders.
     The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.

     Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company, the Trustee, any Paying Agent or any Notes Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Notes in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.
Section 703 Reports by Trustee.
     (1) Within 60 days after May 15 of each year commencing with the first May 15 following the first issuance of the Notes pursuant to Section 301, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15 with respect to any of the events specified in said Section 313(a) which may have occurred since the later of the immediately preceding May 15 and the date of this Indenture.
     (2) The Trustee shall transmit any reports required by Section 313(a) of the Trust Indenture Act at the times specified therein.
     (3) A copy of each report, if any, described in Section 703(1) and (2) shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.
Section 704 Reports by Company.
     The Company, pursuant to Section 314(a) of the Trust Indenture Act, shall:
(1) file with the Trustee, within 30 days after the Company is required to file the same with the Commission, unless such reports are available on the Commission’s EDGAR filing system (or any successor thereto), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;
(2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and
(3) transmit within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.
     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
ARTICLE EIGHT
CONSOLIDATION, MERGER AND SALES
Section 801 Company May Consolidate, Etc., Only on Certain Terms.
     The Company shall not directly or indirectly consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and the properties and the assets and properties of its Subsidiaries (taken as a whole) to another Person in one or more related transactions unless:
     (1) either: (a) the Company is the survivor; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
     (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made shall expressly assume, by an indenture supplemental hereto executed by the successor Person and delivered to the Trustee, the due and punctual payment of the principal of, any premium and interest on and any Additional Interest with respect to the Notes and the performance of every obligation in this Indenture and the Outstanding Notes on the part of the Company to be performed or observed;
     (3) either the Company or the successor Person shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with; and
     (4) immediately after giving effect to such transaction, no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.

Section 802 Successor Person Substituted for Company.
     Upon any consolidation by the Company with or merger of the Company into any other Person or Persons where the Company is not the survivor or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of the Company and the properties and assets of its Subsidiaries (taken as a whole) to any Person or Persons in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture and the Notes.
ARTICLE NINE
SUPPLEMENTAL INDENTURES
Section 901 Supplemental Indentures without Consent of Holders.
     Without the consent of any Holders of Notes, the Company (when authorized by or pursuant to a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
     (1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company contained herein and in the Notes; or
     (2) to add to the covenants of the Company for the benefit of the Holders of all Notes (as shall be specified in such supplemental indenture or indentures) or to surrender any right or power herein conferred upon the Company; provided, that in respect of any such additional covenant, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Notes to waive such an Event of Default; or
     (3) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or
     (4) to cure any ambiguity or defect, to correct or supplement any provision herein which may be inconsistent with any other provision herein, to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” section of the Company’s Offering Memorandum dated May 19, 2008, relating to the initial offering of the Notes, to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture or the Notes or to make any other provisions with respect to matters or questions arising under this Indenture; provided that no such action pursuant to this clause (4) shall adversely affect the interests of any Holder in any material respect; or

     (5) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of the Notes; or
     (6) to add any additional Events of Default; or
     (7) to amend or supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Notes; provided that any such action shall not adversely affect the interests of any Holder in any material respect; or
     (8) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes any property or assets; or
     (9) to secure the Notes pursuant to the requirements of Section 1005; or
     (10) to provide for Definitive Notes in addition to, or in place of, Global Notes; or
     (11) to qualify this Indenture under the Trust Indenture Act.
     The Trustee is hereby required to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
Section 902 Supplemental Indentures With Consent of Holders.
     With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, voting as a single class, by Act of said Holders delivered to the Company and the Trustee, the Company (when authorized by or pursuant to a Board Resolution) and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture or of the Notes; provided, however, that no such supplemental indenture, without the consent of the Holder of each Outstanding Note affected thereby, shall
     (1) change the Stated Maturity of the principal of, or any premium or installment of interest on or any Additional Interest with respect to, any Notes, reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or any Additional Interest with respect thereto, or reduce any premium payable upon the redemption thereof or otherwise, change the redemption provisions or adversely affect the right of repayment at the option of the Holders (if any) or change the Place of Payment for any Note or the currency in which the principal of, or any premium, or interest on, or any Additional Interest, with respect to any Note is payable, or impair or affect the right of any Holder to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of repayment at the option of the Holder, on or after the date for repayment); or

     (2) reduce the percentage in principal amount of Outstanding Notes whose Holders’ consent is required for any such amendment, supplemental indenture or waiver of certain defaults hereunder and their consequences or reduce the requirements of Section 1204 for quorum for voting; or
     (3) modify any of the provisions of this Section or Section 513, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of each Holder affected thereby.
     It shall not be necessary for any Act of Holders of Notes under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
     Upon the request of the Company, accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders of Notes as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
Section 903 Execution of Supplemental Indentures.
     As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate and Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
Section 904 Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes affected thereby theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
Section 905 Reference in Notes to Supplemental Indentures.
     Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 906 Conformity with Trust Indenture Act.
     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.
Section 907 Notice of Supplemental Indenture.
     Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to Section 903, the Company shall transmit to the Holders of Outstanding Notes affected thereby a notice setting forth the substance of such supplemental indenture; provided, that any failure to provide, or any defect in any such notice, shall not impair the validity of any such supplemental indenture.
ARTICLE TEN
COVENANTS
Section 1001 Payment of Principal, any Premium, Interest and Additional Interest.
     The Company covenants and agrees for the benefit of the Holders of the Notes that it will duly and punctually pay the principal of, any premium and interest on and any Additional Interest with respect to, the Notes in accordance with the terms thereof and this Indenture.
Section 1002 Maintenance of Office or Agency.
     The Company shall maintain in each Place of Payment for the Notes an Office or Agency where the Notes may be presented or surrendered for payment, where the Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Notes relating thereto and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such Office or Agency. If at any time the Company shall fail to maintain any such required Office or Agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     The Company may also from time to time designate one or more other Offices or Agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an Office or Agency in each Place of Payment for the Notes for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other Office or Agency.
     Unless otherwise provided in or pursuant to this Indenture, the Company hereby designates as the Place of Payment for the Notes the Borough of Manhattan, The City of New York, and initially appoints the Corporate Trust Office of The Bank of New York Trust Company, N.A. located at 101 Barclay Street, New York, New York, 10286, as the Office or

Agency of the Company in the Borough of Manhattan, The City of New York for the above purposes. The Company may subsequently appoint a different Office or Agency in the Borough of Manhattan, The City of New York.
Section 1003 Money for Notes Payments to Be Held in Trust.
     If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of, any premium or interest on or Additional Interest with respect to any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in Dollars sufficient to pay the principal or any premium, interest or Additional Interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its failure so to act.
     Whenever the Company shall have one or more Paying Agents, it shall, on or prior to each due date of the principal of, any premium or interest on or any Additional Interest with respect to any Notes, deposit with any Paying Agent a sum (in Dollars) sufficient to pay the principal or any premium, interest or Additional Interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.
     The Company shall cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:
     (1) hold all sums held by it for the payment of the principal of, any premium or interest on or any Additional Interest with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in or pursuant to this Indenture;
     (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal, any premium or interest on or any Additional Interest with respect to the Notes; and
     (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.
     Except as otherwise provided herein or pursuant hereto, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, any premium or interest on or any Additional Interest with respect to the Notes and remaining unclaimed for two years after such principal or any such premium or interest or any such Additional Interest shall have become due and payable shall be paid to the Company on

Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of Notes shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company either cause to be published once, in an Authorized Newspaper in each Place of Payment, or may cause to be mailed once to Holders of Registered Notes, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing nor later than two years after such principal and any premium or interest or Additional Interest shall have become due and payable, any unclaimed balance of such money then remaining will be repaid to the Company.
Section 1004 Company Statement as to Compliance.
     (1) If any Notes are Outstanding under this Indenture, the Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement (which need not be contained in or accompanied by an Officer’s Certificate) signed by the principal executive officer, the principal financial officer or the principal accounting officer, stating that:
     (a) in the course of the performance of his or her duties as an officer of the Company he or she would normally have knowledge of any default by the Company in the performance of the covenants contained in this Indenture, and
     (b) to his or her knowledge, the Company has complied with all the conditions and covenants imposed on it under this Indenture throughout such year, or, if there has been a noncompliance in the fulfillment of any such condition or covenant, specifying each such noncompliance known to him or her and the nature and status thereof.
     (2) The Trustee shall have no duty to monitor the Company’s compliance with the covenants contained in this Indenture other than to receive written notices described in Section 1004(1).
Section 1005 Limitation on Liens.
     The Company shall not, and shall not permit any Subsidiary of the Company to, issue, assume or guarantee any Indebtedness secured by a Lien, other than Permitted Liens, upon any of their property, now owned or hereafter acquired, unless the Notes are equally and ratably secured with such Indebtedness until such time as such Indebtedness is no longer secured by a Lien.
     Notwithstanding the preceding paragraph, the Company may, and may permit any Subsidiary of the Company to, issue, assume or guarantee any Indebtedness secured by a Lien, other than a Permitted Lien, without securing the Notes, provided that the aggregate principal amount of all Indebtedness of the Company and its Subsidiaries then outstanding secured by any such Liens (other than Permitted Liens) does not exceed 15% of Consolidated Net Tangible Assets.

Section 1006 Sale and Leaseback Transactions.
     The Company will not, and will not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction with any person (other than the Company or any of its Subsidiaries) unless:
     (1) such Sale and Leaseback Transaction occurs within one year from the date of completion of the acquisition of the property subject thereto or the date of the completion of construction, development, or substantial repair or improvement, or commencement of full operations on such property, whichever is later; or
     (2) the Sale and Leaseback Transaction involves a lease for a period, including renewals, of not more than three years; or
     (3) the Company or any such Subsidiary would be entitled under Section 1005 to incur a Lien securing indebtedness, in a principal amount equal to or exceeding the Attributable Debt from such Sale and Leaseback Transaction, without equally and ratably securing the Notes; or
     (4) the Company or any such Subsidiary, within a one-year period after such Sale and Leaseback Transaction, applies or causes to be applied an amount not less than the Attributable Debt from such Sale and Leaseback Transaction to (a) the permanent prepayment, repayment, redemption, reduction, or retirement of any of the Company’s or its Subsidiaries’ Senior Debt that is owed to any Person other than an Affiliate of the Company, or (b) the expenditure or expenditures for property used or to be used in the ordinary course of the Company’s business or the business of any Subsidiary of the Company.
     Notwithstanding the preceding, the Company may, and may permit any of its Subsidiaries to, effect any Sale and Leaseback Transaction that is not excepted by clauses (1) through (4), inclusive, of the preceding paragraph, if the Attributable Debt from such Sale and Leaseback Transaction, together with the aggregate principal amount of outstanding Indebtedness (other than the Notes) secured by Liens (other than Liens permitted under the covenant described in Section 1005 hereto) and the aggregate amount of Attributable Debt deemed to be outstanding in respect of all other Sale and Leaseback Transactions (excluding those otherwise permitted by clauses (1) through (4), inclusive, of the preceding paragraph), does not exceed 15% of Consolidated Net Tangible Assets.
ARTICLE ELEVEN
REDEMPTION OF NOTES
Section 1101 Applicability of Article.
     The Notes may be redeemed, in whole or in part, at the option of the Company pursuant to the terms set forth in the Notes.

Section 1102 Election to Redeem; Notice to Trustee.
     The election of the Company to optionally redeem any Notes shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of the Notes, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of the Notes to be redeemed. In the case of any redemption of the Notes (a) prior to the expiration of any restriction on such redemption provided in the terms of the Notes or elsewhere in this Indenture, or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of the Notes or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.
Section 1103 Selection by Trustee of Notes to be Redeemed.
     If less than all of the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Notes not previously called for redemption on a pro rata basis or by lot (whichever is consistent with the Trustee’s customary practice); provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Registered Notes not redeemed to less than the minimum denomination for a Note established herein or pursuant hereto.
     The Trustee shall promptly notify the Company and the Notes Registrar (if other than itself) in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.
     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of the Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal of such Notes which has been or is to be redeemed.
Section 1104 Notice of Redemption.
     Notice of redemption shall be given in the manner provided in Section 106, not less than 30 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Notes to be redeemed, to the Holders of Notes to be redeemed. Failure to give notice by mailing in the manner herein provided to the Holder of any Registered Note designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Notes or portion thereof.
     Any notice that is mailed to the Holder of any Registered Notes in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.
     All notices of redemption shall state:
     (1) the Redemption Date,

     (2) the Redemption Price or if not then ascertainable, the manner of calculation thereof,
     (3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Note or Notes to be redeemed,
     (4) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder of such Note will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,
     (5) that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Note or portion thereof to be redeemed, and, if applicable, that interest thereon shall cease to accrue on and after said date,
     (6) the place or places where such Notes are to be surrendered for payment of the Redemption Price and any accrued interest and Additional Interest pertaining thereto, and
     (7) the CUSIP number (or any other numbers used by a Depositary to identify such Notes).
     A notice of redemption given as contemplated by Section 1104 need not identify particular Registered Notes to be redeemed.
     Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, upon Company Request, by the Trustee in the name and at the expense of the Company.
Section 1105 Deposit of Redemption Price.
     At or prior to 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit, with respect to the Notes called for redemption pursuant to Section 1104, with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in Dollars sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any accrued interest and Additional Interest on all such Notes or portions thereof which are to be redeemed on that date.
Section 1106 Notes Payable on Redemption Date.
     Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with any accrued interest and Additional Interest to the Redemption Date; provided, however, that, except as otherwise specified in or pursuant to this

Indenture or the Registered Notes, installments of interest on Registered Notes whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the Regular Record Dates therefor according to their terms and the provisions of Section 307.
     If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium, until paid, shall bear interest from the Redemption Date at the rate prescribed therefor in the Note.
Section 1107 Notes Redeemed in Part.
     Any Registered Note which is to be redeemed only in part shall be surrendered at any Office or Agency for such Note (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Registered Note or Notes, containing identical terms and provisions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered. If a Global Note is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to or on behalf of the U.S. Depositary or other Depositary for such Global Note as shall be specified in the Company Order with respect thereto to the Trustee, without service charge, a new Global Note in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Note so surrendered.
Section 1108 Repurchases on the Open Market.
     The Company or any Affiliate of the Company may at any time or from time to time repurchase any of the Notes in the open market or otherwise. Such Notes will not be resold by the Company or any of its Affiliates unless such resale is in a transaction registered under the Securities Act.
ARTICLE TWELVE
MEETINGS OF HOLDERS OF NOTES
Section 1201 Purposes for Which Meetings May Be Called.
     A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided by this Indenture to be made, given or taken by Holders of Notes.
Section 1202 Call, Notice and Place of Meetings.
     (1) The Trustee may at any time call a meeting of Holders of Notes for any purpose specified in Section 1201, to be held at such time and at such place in the Borough of Manhattan, The City of New York. Notice of every meeting of Holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 21 nor more than 180 days prior to the date fixed for the meeting.
     (2) In case at any time the Company (by or pursuant to a Board Resolution) or the Holders of at least 10% in principal amount of the Outstanding Notes shall have requested the Trustee to call a meeting of the Holders of Notes for any purpose specified in Section 1201, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Notes in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (1) of this Section.
Section 1203 Persons Entitled to Vote at Meetings.
     To be entitled to vote at any meeting of Holders of Notes, a Person shall be (1) a Holder of one or more Outstanding Notes, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Notes by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Notes shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
Section 1204 Quorum; Action.
     The Persons entitled to vote a majority in principal amount of the Outstanding Notes shall constitute a quorum for a meeting of Holders of Notes; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of a different percentage in principal amount of the Outstanding Notes, the Persons entitled to vote such percentage in principal amount of the Outstanding Notes shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1202(1), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Notes which shall constitute a quorum.
     Except as limited by the proviso to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the Outstanding

Notes; provided, that, except as limited by the proviso to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other Act which this Indenture expressly provides may be made, given or taken by the Holders of a different specified percentage, which is less than a majority, in principal amount of the Outstanding Notes, may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Notes.
     Any resolution passed or decision taken at any meeting of Holders of Notes duly held in accordance with this Section shall be binding on all the Holders of Notes, whether or not such Holders were present or represented at the meeting.
Section 1205 Determination of Voting Rights; Conduct and Adjournment of Meetings.
     (1) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes in regard to proof of the holding of the Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.
     (2) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Notes as provided in Section 1202(2), in which case the Company or the Holders of the Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Notes represented at the meeting.
     (3) At any meeting, each Holder of a Note or proxy shall be entitled to one vote for each $1,000 principal amount of the Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Note or proxy.
     (4) Any meeting of Holders of Notes duly called pursuant to Section 1202 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Notes represented at the meeting; and the meeting may be held as so adjourned without further notice.
Section 1206 Counting Votes and Recording Action of Meetings.
     The vote upon any resolution submitted to any meeting of Holders of Notes shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the permanent secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of the Notes shall be prepared by the permanent secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1202 and, if applicable, Section 1204. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

NORTHWEST PIPELINE GP

By: Name:	/s/ Richard D. Rodekohr Richard D. Rodekohr
Title:	Vice President and Treasurer

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By: Name:	/s/ Kathryn Shotwell Kathryn Shotwell
Title:	Assistant Treasurer

EXHIBIT A
[Face of Note]

CUSIP
ISIN
6.05% Senior Note due 2018

No. ___	$
NORTHWEST PIPELINE GP
promises to pay to                      or registered assigns,
the principal sum of                                          DOLLARS [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Interests in the Global Note attached hereto]* on June 15, 2018.
Interest Payment Dates: June 15 and December 15
Regular Record Dates: June 1 and December 1 (whether or not a Business Day)
Dated:

NORTHWEST PIPELINE GP
By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A.
as Trustee

By:
Authorized Signatory

*	Insert in Global Notes

FORM OF REVERSE OF
SENIOR NOTE DUE 2018
NORTHWEST PIPELINE GP
6.05% Senior Note due 2018
1. GENERAL, INTEREST, METHOD OF PAYMENT, AGENTS
This Note has been duly authorized by Northwest Pipeline GP (the “Company”) and has been issued under an Indenture, dated as of May 22, 2008 (the “Indenture”), between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. Terms defined in the Indenture which are not defined herein are used with the meanings assigned to them in the Indenture.
     The Company promises to pay interest on the principal amount of this Note at the rate of 6.05% per annum from May 22, 2008 until maturity. The Company will pay interest semiannually on June 15 and December 15 of each year (each an “Interest Payment Date”). Interest on the Notes will accrue from the most recent Interest Payment Date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from May 22, 2008; provided that if there is no existing default in the payment of interest, and if this Note is authenticated between a regular record date set forth on the face hereof (each a “Regular Record Date”) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 15, 2008 and interest accrued from May 22, 2008 shall be payable on such date. Further, the Company shall pay interest on overdue principal and premium, if any, from time to time on demand at a rate equal to the interest rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     If an Interest Payment Date, the Stated Maturity or a Redemption Date falls on a day that is not a Business Day, payment of principal, premium, if any, and interest due on that date shall be made on the next following day that is a Business Day and no interest shall accrue for the period from and after the Interest Payment Date, Stated Maturity or such Redemption Date, as the case may be, on the payment so deferred.
     Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Stated Maturity (or any Redemption Date), as the case may be.
     [Holders of Notes are entitled to the benefits of a registration rights agreement, dated as of May 22, 2008, between the Company and the Initial Purchasers named therein (the “Registration Rights Agreement”). In the event that a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest (“Additional Interest “) will accrue on the affected Transfer Restricted Securities (as defined in the Registration Rights Agreement). The rate of Additional Interest will be 0.25% per annum on the principal amount of the Transfer Restricted Securities held by such Holder for the first 90-day period immediately following the occurrence of a Registration Default, increasing by an additional 0.25% per annum on the principal amount of the Transfer Restricted Securities with respect to each subsequent 90-day period thereafter up to a maximum amount of Additional Interest for all Registration Defaults of 0.50% per annum, from and including the date on which any such Registration Default shall occur to, but excluding, the earlier of (1) the date on which all Registration Defaults have been cured or (2) the date on which all Transfer Restricted Securities otherwise become freely transferrable by Holders other than affiliates of the Company without further registration under the Securities Act. Pursuant to the Registration Rights Agreement the Company shall not be required to pay Additional Interest with respect to more than one Registration Default at any one time. Additional Interest shall be payable to the same Persons, at the same times and in the same manner as ordinary interest.]1
     The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the Regular Record Date next preceding the Interest Payment Date (whether or not a Business Day), even if such Notes are canceled after such Regular Record Date and on or before such Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect payments of principal and premium, if any. The Company will pay the principal of, and premium, if any, and interest on the Notes in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
     Initially, The Bank of New York Trust Company, N.A. (the “Trustee”), the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent and Registrar, co-registrar or additional paying agent without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
2. OPTIONAL REDEMPTION
The Notes are subject to redemption upon not less than 30 or more than 60 days’ notice to the Holders of such Notes as provided in the Indenture, at any time, as a whole or in part, at the election of the Company, at a Redemption Price equal to the greater of: (i) 100% of the principal

[1]	Do not include in Exchange Notes.

amount of the Notes being redeemed, plus accrued interest to the Redemption Date and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed (not including any portion of payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semiannual basis at the Adjusted Treasury Rate, plus 30 basis points plus accrued interest to the Redemption Date.
If less than all the Notes are to be redeemed, selection of Notes for redemption will be made by the Trustee on a pro rata basis or by lot (whichever is consistent with the Trustee’s customary practice).
Unless the Company defaults in payment of the Redemption Price, from and after the Redemption Date, the Notes or portions thereof called for redemption will cease to bear interest, and the Holders thereof will have no right in respect of such Notes except the right to receive the Redemption Price thereof.
     The Trustee shall not be responsible for the calculation of the Redemption Price. The Company shall notify the Trustee of the Redemption Price promptly after the calculation thereof.
3. DEFEASANCE
The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Note and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.
4. DEFAULTS AND REMEDIES
If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable, or in the circumstances described in the Indenture, shall automatically become due and payable, in the manner and with the effect provided in the Indenture. At any time after such declaration of acceleration or automatic acceleration with respect to the Notes has been made or has occurred, but before a judgment or decree for payment of money has been obtained by the Trustee as provided in the Indenture, if all Events of Default with respect to the Notes have been cured or waived (other than the non-payment of principal of the Notes which has become due solely by reason of such declaration of acceleration or automatic acceleration) then and in every such case, the Holders of a majority in aggregate principal amount of the Outstanding Notes may, by written notice to the Company and to the Trustee, rescind and annul such declaration or automatic acceleration and its consequences on behalf of all of the Holders, but no such rescission or annulment shall extend to or affect any subsequent default or impair any right consequent thereon.
As provided in and subject to the provisions of the Indenture, the Holders of this Note shall not have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (a) such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, (b) (i) in the case of an Event of Default specified in clause (1), (2), (4)

and (5) of Section 501 of the Indenture, Holders of not less than 25%, or (ii) in the case of an Event of Default other than as specified in clauses (1), (2), (4) and (5) of Section 501 of the Indenture, Holders of not less than a majority in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder, (c) such Holder shall have offered the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, (d) the Trustee shall not have received from the Holders of a majority in principal amount of the Notes at the time Outstanding under the Indenture a direction inconsistent with such request and (e) the Trustee for 60 days after its receipt of such notice and offer of indemnity from the Holder, and request from the Holders, shall have failed to institute any such proceeding. The foregoing shall not apply to certain suits described in the Indenture, including any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
5. AMENDMENT AND WAIVER
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the Indenture or any supplemental indenture or the rights and obligations of the Company and rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Note at the times, place and rate, and in the coin or currency, herein prescribed.
6. TRANSFER AND EXCHANGE; DENOMINATIONS
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Note is registrable in the Notes Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest, if any, on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
7. SUCCESSOR OBLIGORS
When a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations, except in the case of a lease.
8. TRUSTEE DEALINGS WITH THE COMPANY
The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of the Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.
9. NO RECOURSE AGAINST OTHERS
No partner, director, officer, employee, incorporator, or stockholder of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
10. AUTHENTICATION
This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.
11. CUSIP AND ISIN NUMBERS
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes and the Notes will also bear ISIN numbers, in either case, if then generally in use.
12. GOVERNING LAW
This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state.

13. DEFINED TERMS
All capitalized terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Assignment Form
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule of Exchanges of Interests in the Global Note*
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Principal Amount
	Amount of decrease	Amount of increase	of this Global Note	Signature of
	in Principal Amount	in Principal Amount	following such	authorized officer
	of	of	decrease	of Trustee or
Date of Exchange	this Global Note	this Global Note	(or increase)	Custodian

*	Insert in Global Notes

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Northwest Pipeline GP
295 Chipeta Way
Salt Lake City, Utah 84108
[Registrar address block]
Re:      Senior Notes due 2018
Reference is hereby made to the Indenture, dated as of May 22, 2008 (the “Indenture”), between Northwest Pipeline GP, as issuer (the “Company”) and The Bank of New York Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                    , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                     in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.  ☐   Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
2.  ☐   Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
3.  ☐   Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;
or
(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]

(a) ☐ a beneficial interest in the:

(i) ☐ 144A Global Note (CUSIP ), or

(ii) ☐ Regulation S Global Note (CUSIP ), or

(iii) ☐ IAI Global Note (CUSIP ); or

(b) ☐ a Restricted Definitive Note.
2.	After the Transfer the Transferee will hold:
[CHECK ONE]

(a) ☐ a beneficial interest in the:

(i) ☐ 144A Global Note (CUSIP ), or

(ii) ☐ Regulation S Global Note (CUSIP ), or

(iii) ☐ IAI Global Note (CUSIP ); or

(iv) ☐ Unrestricted Global Note (CUSIP ); or

(b) ☐ a Restricted Definitive Note; or

(c) ☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Northwest Pipeline GP
295 Chipeta Way
Salt Lake City, Utah 84108
[Registrar address block]
Re:       Senior Notes due 2018
(CUSIP                     )
Reference is hereby made to the Indenture, dated as of May 22, 2008 (the “Indenture”), between Northwest Pipeline GP, as issuer (the “Company”) and The Bank of New York Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                    , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                     in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Northwest Pipeline GP
295 Chipeta Way
Salt Lake City, Utah 84108
[Registrar address block]
Re: Senior Note due 2018
Reference is hereby made to the Indenture, dated as of May 22, 2008 (the “Indenture”), between Northwest Pipeline GP, as issuer (the “Company”) and The Bank of New York Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
In connection with our proposed purchase of $                     aggregate principal amount of:
(a) ☐ a beneficial interest in a Global Note, or
(b) ☐ a Definitive Note,
we confirm that:
1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(d) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other

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information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

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